UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2015

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On March 9, 2015, the Board of Directors of CytRx Corporation (the “Company”) appointed Anita Chawla, Ph.D., to the Company’s Board of Directors.  Dr. Chawla was appointed as a Class II director with a term that expires at the 2017 meeting of stockholders.  Dr. Chawla was also appointed to serve on the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

    Dr. Chawla, age 56, is an economist with more than 25 years of experience in the health care sector.  She has extensive experience using economic analyses to support the business objectives of life sciences companies.  In her work, Dr. Chawla has assessed the value of a wide range of therapies to inform health care decision makers.  Dr. Chawla specializes in helping pharmaceutical, biotechnology, medical device, and diagnostic companies address market access challenges, particularly as they relate to coverage and reimbursement determination and evidence-based review, through all phases of product development and commercialization.  Dr. Chawla graduated Phi Beta Kappa with a Bachelor of Arts degree in economics and political science from Wellesley College.  She earned a Ph.D. in economics from the University of Michigan. Dr. Chawla is a Managing Principal at Analysis Group, Inc.  Prior to joining Analysis Group in 2007, she was head of the Health Economics & Outcomes Research department at Genentech, Inc. from 2001 to 2006.  She has also held positions at Thomson Medstat (The MEDSTAT Group), Research and Policy Division (1993-2000) and the American Medical Association, Center for Health Policy Research (1989-1993).  Dr. Chawla is no relation to any other Company employees named Chawla.

    In connection with her appointment to the Company’s Board of Directors and consistent with the stock options that were granted to the Company’s directors in December 2014, Dr. Chawla received a fully vested option to purchase 180,000 shares of the Company’s common stock at an exercise price of $3.15 per share.  The option has a 10-year term, and its exercise price is equal to the closing price of the Company’s common stock on the grant date of March 9, 2015.  Dr. Chawla will receive annual compensation for serving as a director on the same terms as the Company’s other non-employee directors.

    Dr. Chawla will enter into the Company’s standard indemnification agreement for directors.  There are no transactions between Dr. Chawla and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: March 11, 2015	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer